UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2023

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.01    Change in Registrant's Certifying Accountant.
(a) Dismissal of Previous Independent Registered Public Accounting Firm.
On March 27, 2023, the Board of Directors (the “Board”) of DigitalOcean Holdings, Inc. (the “Company”), upon the recommendation of the Audit Committee of the Board (the “Audit Committee”), dismissed Ernst & Young LLP (“EY”), as the Company’s independent registered public accounting firm, effective immediately. The dismissal was not related to any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
The audit reports of EY on the consolidated financial statements of the Company as of and for each of the two most recent fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through March 27, 2023, there were (i) no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).
Before filing this Current Report on Form 8-K with the SEC, the Company provided EY with a copy of the disclosures contained in this Item 4.01 and requested that EY issue a letter, addressed to the SEC, stating whether or not EY agrees with the statements contained in this Item 4.01. A copy of EY’s letter, dated March 31, 2023, addressed to the SEC, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of New Independent Registered Public Accounting Firm.
On March 27, 2023, the Board, upon the recommendation of the Audit Committee, approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately, subject to execution of an engagement letter. During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through March 27, 2023, neither the Company nor anyone acting on its behalf consulted with PwC regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
The Company reaffirms its previously issued guidance for the first quarter of 2023 with respect to revenue and adjusted EBITDA margins, as stated in the Company’s press release, furnished as Exhibit 99.1 to the Company’s Form 8-K filed on February 16, 2023 with the SEC. In light of the Company’s stock repurchase program (see Item 8.01 disclosure below), the Company expects to exceed the guidance contained therein with respect to non-GAAP diluted net income per share for the first quarter of 2023.
The information contained in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18.

Item 8.01    Other Events.
The Company previously announced a stock repurchase program on February 16, 2023, which authorized the Company to repurchase up to $500 million of its common stock (the “Program”). As of March 30, 2023, the Company had repurchased shares under the Program for an aggregate purchase price of $273.5 million, consisting of the repurchase of 7,972,777 shares of common stock at an average price of $34.30 per share. The shares have been repurchased pursuant to 10b5-1 plans adopted by the Company.
The Company has approximately 89.7 million shares of common stock outstanding as of March 30, 2023.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP, dated March 31, 2023, regarding change in independent registered public accounting firm.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 31, 2023	DigitalOcean Holdings, Inc.
		By:	/s/ Alan Shapiro
Alan Shapiro, General Counsel